Exhibit 10.4

January 31, 2006

Alesco Financial Trust

1818 Market Street, 28th Floor

Philadelphia, PA 19103

Attn: James J. McEntee, III, President and Chief Executive Officer

Re:	Alesco Financial Trust

Dear Mr. McEntee:

Reference is made to that certain Management Agreement, dated as of January 31, 2006, (the “Management Agreement”) by and between Alesco Financial Trust (the “Company”) and Cohen Brothers Management, LLC (the “Manager”), a wholly owned subsidiary of Cohen Brothers, LLC (“Cohen Bros.”). During the Initial Term and any Renewal Term of the Management Agreement, the undersigned hereby agree as follows:

(1)	Except as provided in the next paragraph, Cohen Bros., on behalf of itself and its subsidiaries, including the Manager, hereby agrees that the Company shall have the right, before any other person, to (a) purchase the equity interests in CDOs collateralized by U.S. dollar denominated TruPS issued by banks, bank holding companies and insurance companies for which Cohen Bros. or its affiliates will serve as collateral manager, in which event the Company shall have a priority right to fund the origination, through its warehouse facilities, of U.S. dollar denominated TruPS originated by the Manager and Cohen Bros. that will collateralize the CDOs as to which the Company has exercised the right of first refusal to acquire equity interests and (b) purchase the equity interests in CLOs of U.S. dollar denominated Leveraged Loans for which Cohen Bros. or its affiliates will serve as collateral manager. The foregoing rights of the Company are referred to herein collectively as the “Right of First Refusal.”

Notwithstanding anything contained herein to the contrary, the Right of First Refusal shall not extend to (1) individual investments in Leveraged Loans, (2) TruPS that collateralize CDOs in which the Company declines its Right of First Refusal to acquire equity interests in the CDO or (3) any non-U.S. dollar denominated investments. In addition, Cohen Bros. shall have a limited right, which if exercised shall not violate the Right of First Refusal, to substitute newly originated or acquired TruPS investments for existing TruPS investments held by a CDO if such existing TruPS have been downgraded by one or more rating agencies and, as a result, are disposed of by the CDO. Further, the Right of First Refusal shall not apply to up to $100 million of TruPS issued by banks, bank holding companies and insurance companies that may be acquired by Alesco Preferred Funding IX Ltd. prior to April 14, 2006.

In order to enable the Company to exercise the Right of First Refusal, Cohen Bros. shall, or shall cause one of its subsidiaries to, provide the Company with at least 15 business days advance notice of the opportunity to exercise the Right of First Refusal, together with such information as may reasonably be necessary to enable the Company to make an informed investment decision. The Company shall have 15 business days after receipt of such notice to notify Cohen Bros. of its desire to exercise the Right of First Refusal with respect to the investment. If the Company has not notified Cohen Bros. of its desire to exercise the Right of First Refusal within that 15 day period, the Company shall be deemed to have declined to make such investment and Cohen Bros. shall have no further obligation to the Company pursuant to this letter agreement with respect to such investment and Cohen Bros. shall be free to deal in such investment in its discretion.

(2)	Cohen Bros. and its Affiliates shall comply with the Investment Guidelines and Conflict of Interest Policies applicable to the Manager and its Affiliates under the Management Agreement.

In the event of any breach of this letter agreement by Cohen Bros., the Company shall be entitled to injunctive relief, in addition to any other remedy available at law or equity.

Capitalized terms used but not defined in this letter agreement have the meanings ascribed to such terms in the Management Agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

This letter agreement may be signed in one or more counterparts, all of which when taken together shall be deemed to be one and the same instrument.

If the foregoing accurately reflects your understanding of our agreement, please execute this Letter Agreement below.

[Signature page follows.]

COHEN BROTHERS, LLC

By:	/s/ Daniel G. Cohen
Name: Daniel G. Cohen Title: Chief Executive Officer

ALESCO FINANCIAL TRUST

By:	/s/ Raphael Licht
Name: Raphael Licht Title: Chief Legal Officer and Secretary

[Signature page to Letter Agreement.]